Exhibit 10.10


                   FIFTH MODIFICATION OF EMPLOYMENT AGREEMENT

      AGREEMENT, made as of the 1st day of January, 2003, by and between PRESIDENTIAL REALTY CORPORATION, a Delaware corporation having offices at 180 South Broadway, White Plains, New York 10605 (the "Company") and ELIZABETH DELGADO, residing at 90 Ramsey Avenue, Yonkers, New York 10701 (the "Employee").

                              W I T N E S S E T H:

      WHEREAS, the Company and Employee have entered into an Employment Contract dated as of January 1, 1989, (the "Employment Agreement"), which Employment Agreement was modified by a First Modification to Employment Agreement dated January 1, 1992, a Second Modification to Employment Agreement dated January 1, 1995, a Third Modification of Employment Agreement dated as of January 1, 1998; and a Fourth Modification Agreement dated as of January 1, 2000; and

      WHEREAS, pursuant to mutual agreement and pursuant to authorization of the Compensation Committee of the Board of Directors of the Company, the parties desire to modify the Employment Agreement as of January 1, 2003 as provided for herein.

      NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the parties hereto agree that the Employment Agreement is hereby modified, effective January 1, 2003, to read in full as follows:

      WHEREAS, Employee has been employed by the Company since 1975 and has served as Treasurer since June 1, 1986; and

      WHEREAS, the Company and Employee desire that Employee shall continue to render services to the Company.

      NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

      I. The Company hereby employs the Employee, and the Employee hereby accepts employment, upon the terms and condition hereinafter set forth.

      II. The Employee is hereby employed for an active period and for a retirement period, upon the terms and conditions hereinafter set forth.

      III. The Active Period

            A. The active period shall commence on January 1, 2003 and terminate on December 31, 2005 unless sooner terminated as provided herein or unless such termination date is postponed by mutual agreement between the Company and the Employee.

            B. During the fiscal year 2003, the Company agrees to pay to Employee a salary of $117,503.

            C. During each of the fiscal years included within the active period subsequent to the fiscal year 2003, the Company shall pay to Employee such salary as may be authorized and directed by the Company's Board of Directors; provided, however, that in no event shall the Directors so authorize a salary less than that established for the fiscal year 2003 as aforesaid. Salary is to be established each year by the Compensation Committee of the Board of Directors, taking into account inflation and the general health of the Company.


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      IV. During the Active Period:

            A. In general, Employee shall continue to perform for the Company services substantially of the same character as those heretofore performed by her; that is, she shall perform the duties reasonably required to be performed by the Treasurer and Secretary.

            B. Employee shall travel when necessary on the affairs of the Company. However, Employee shall continue to be assigned, as heretofore, to the principal executive offices of the Company. The Company shall maintain and make available to Employee the free use of a suitable automobile.

            C. Employee shall be furnished with an office and with such other facilities and services as are suitable to her position and adequate for the performance of her duties.

            D. The Company shall promptly pay, or reimburse the Employee for, all reasonable expenses incurred by Employee in connection with the performance of her duties to the Company hereunder.

            E. Employee shall devote her full time and efforts during normal business days and hours to the business and affairs of the Company (allowing reasonable time for vacations). She shall not engage in or render services to or become associated with any other business; provided, however, that Employee may in her spare time engage in other business activity which does not interfere with the performance of her duties hereunder and which is not competitive with, or does not otherwise adversely affect, the business of the Company. Nothing contained in this subparagraph E shall be construed to prevent Employee from absenting herself from the Company's offices, from time to time, during normal business days and hours, for purposes of engaging in recreational activity, provided that such absences shall not interfere with the performance by the Employee of her duties hereunder.

      V. Physical or Mental Incapacity:

            If at any time during the active period, the Employee becomes so physically or mentally incapacitated as to be unable to attend to her normal duties, she shall nevertheless continue to receive her full compensation until such time as said incapacity shall have endured for one year from the onset thereof, regardless of whether or not the active period of employment shall in the meantime expire by its terms. Thereafter, during the balance, if any, of the active period of employment under this contract, Employee shall receive compensation ("Disability half-pay") at the rate of one-half (1/2) of the full rate of compensation she was receiving at the onset of her incapacity until such time as the Employee shall be able and eligible to resume her normal duties at full compensation with the Company.

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      VI. The Retirement Period

            Except as otherwise provided herein, the retirement period shall commence on December 31, 2008. The commencement of the retirement period may be postponed by mutual agreement between the Company and the Employee. The retirement period shall end on the day of the Employee's death.

      VII. A. During the Retirement Period.

            Subject to the provision of subsection D below, during the retirement period, the Company agrees to pay to Employee each year an amount equal to the "Percentage" (as hereinafter defined) times the higher of the two following alternative figures:

            (1) An average figure which is the result obtained by adding the three highest amounts of annual total compensation paid, on a fiscal year basis, to the Employee during Employee's active period of employment and dividing such addition by three. Annual total compensation for each of such three fiscal years being averaged as aforesaid shall be deemed (a) to include salary plus the dollar value of any bonus paid to the Employee on account of (i.e., attributed to) her services during that fiscal year, even though (in the case of any bonus paid in stock) delivery of the certificates representing any stock bonus may have occurred subsequent to the end of said fiscal year. For the purposes of this Paragraph VII A, the value of any stock bonus shall be its market price as of the close of business on the date of the receipt of said stock by the Employee; Or

            (2) $117,503

            The "Percentage" shall be the sum of (i) thirty-one and four tenths (31.4%) per cent plus (ii) two and six tenths (2.6%) per cent times the number of years of active employment completed by the Employment subsequent to December 31, 1997.

            B. For purposes of the calculation, as contemplated by subparagraph A of this Paragraph VII, of payments to Employee during the retirement period, the first year of physical or mental incapacity, as described in Paragraph V above, shall be deemed to constitute active period employment hereunder.

            C. Inflation having become a stubbornly pervasive fact of the American economy, and in a effort to offset partially the hardship caused thereby, the retirement stipends provided for herein shall be increased yearly after the first year of retirement by 50% of the increase in the Consumer Price Index during the prior year (December to December) or by 5%, whichever is less.

            D. Notwithstanding anything else to the contrary contained herein

                  (i) the amount to be paid by the Company to the Employee each year during the retirement period pursuant to this Section VII shall not exceed $50,046; and


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                  (ii) any payments to be made to Employee under this Section
VII shall be reduced dollar for dollar by any payments payable to the Employee as a Participant under the Company's Defined Benefit Pension Plan on the assumption that the Employee elects to receive the individual benefit payable only to Employee during the lifetime of Employee (and not a joint and several benefit or a lump sum payment).

            E. At the commencement of the retirement period, the Company shall transfer to the Employee the automobile than being made available to Employee by the Company (if owned by the Company) in accordance with the provisions in Paragraph IV B, above; provided, however, that if the then undepreciated value of such automobile on the books of the Company shall exceed $6,000, the Employee shall pay to the Company, as the sole consideration for such transfer, a cash amount equal to such excess.

      VIII. Payments Noncontestable. Employee's right to receive the payments provided for by Paragraph VII above shall not be contestable by the Company.

      IX. Life Insurance and Medical Policies

            At all times during the active period (including in said active period any periods during which the Employee shall be receiving compensation, even though incapacitated, as set forth in Paragraph V above), and during the retirement period, to the extent permitted by the insurance companies, the Company shall to the extent available maintain in full force and effect, and upon bases at least as favorable to the Employee as those existing for the benefit of Employee at the time of retirement, the group policies, hospitalization insurance policy and the major medical policy.

      X. Miscellaneous.

            A. Cash compensation payable to the Employee hereunder shall be paid in installments in accordance with the general practice of the Company relating to the payment of salaries to its employees, but in any event not less often than monthly.

            B. If the Company shall, at any time, be merged or consolidated into or with any other corporation or if substantially all the assets of the Company are transferred to another corporation, the provisions of this Agreement shall be binding upon and inure to the benefit of the Company resulting from such merger or consolidation or to which such assets shall be transferred, and this provision shall apply in the event of any subsequent merger, consolidation or transfer.

            C. In the event that the Company elects to liquidate its assets and terminate its business, the Company shall have the right at any time after implementation of such action on ninety (90) days' prior written notice to Employee to terminate the active period.


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            D. The rights and benefits of Employee under this Agreement are personal to her, and no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer."


      IN WITNESS WHEREOF, the parties hereto have hereunto executed this Second Modification to Employment Agreement as of the day and year first above written.


                                      BY: /s/ Elizabeth Delgado
                                          -------------------------------
                                          Elizabeth Delgado, Treasurer
                                          PRESIDENTIAL REALTY CORPORATION




                                      BY: /s/ Jeffrey F. Joseph
                                          -------------------------------
                                          Jeffrey F. Joseph, President